UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	47-0871001
(State of incorporation or organization)	(IRS Employer Identification No.)

111 N. Washington Street Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: ___________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities being registered hereby is the common stock, par value $0.01 per share (the “Common Stock”), of Nicolet Bankshares, Inc. (the “Company”).

The description of the Common Stock set forth under the caption “Description of Common and Preferred Stock” in the prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-199216), which was filed with the Securities and Exchange Commission on October 8, 2014, as amended from time to time (the “Registration Statement”), and the description of provisions in the Company’s charter and bylaws that would have an effect on a change in control of the Company set forth under the caption “Anti-Takeover Protections—Charter and Bylaws” in the Registration Statement, are incorporated herein by reference. Any form of prospectus that includes such descriptions that is subsequently filed by the Company as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Nicolet Bankshares, Inc.

Date: February 22, 2016	By:	/s/ Ann K. Lawson
Ann K. Lawson
Chief Financial Officer